News Release

Trustmark Corporation and Republic Bancshares of Texas, Inc.
Announce Definitive Merger Agreement

Transaction significantly increases Trustmark’s presence in the vibrant Houston market

Jackson, Mississippi and Houston, Texas - April 13, 2006 - Trustmark Corporation (NASDAQ: TRMK) (“Trustmark”) and Republic Bancshares of Texas, Inc. (“Republic”), today announced the signing of a definitive agreement in which Republic will merge into Trustmark. This transaction provides an excellent opportunity for Trustmark to expand and enhance its franchise within the attractive and high-growth Houston marketplace. Republic has six banking centers with $475 million in loans and $589 million in deposits as of March 31, 2006. Including Trustmark’s Houston market presence at March 31, 2006, the combined company would have $670 million in loans and $750 million in deposits in the Houston market.
Richard G. Hickson, Chairman and CEO of Trustmark stated, “The Houston market continues to be a strategic focus for Trustmark. This acquisition complements our existing Houston presence and substantially advances our strategy by adding a superior quality commercial banking franchise with a team of highly talented commercial bankers who share our philosophy of relationship banking. Republic’s commercial bankers are well-respected in the marketplace and have long-standing relationships with their customers spanning up to 30 years. Over the last eight years, Chip Bryan, Republic’s Chairman and CEO, has done an outstanding job of bringing together a superb group of Houston bankers with the common goal of building a well-respected, middle-market commercial bank.”
“Republic is a premier independent commercial banking franchise in Houston and has a distinguished record of growth and profitability. Republic provides a strong middle-market commercial lending base around which Trustmark will build enhanced retail, mortgage banking and wealth management platforms in Houston. We had previously secured five strategically located sites for new banking facilities to be opened in the Houston MSA within the next six to twelve months which, when combined with our existing offices and Republic’s six offices, would result in 16 banking centers serving the greater Houston market. This transaction, as well as our branching initiative, reflects our commitment to build long-term value for our shareholders through continued investment in attractive, higher-growth markets,” said Hickson.
C. P. “Chip” Bryan, Chairman and CEO of Republic stated, “We are delighted to become a part of the Trustmark organization and believe the combination created by our two companies will enable us to better serve our customers through increased convenience as well as the addition of broader financial services and increased lending limits. Trustmark’s reputation, financial strength and financial services capabilities will enhance our growth opportunities. We are particularly pleased with Trustmark’s plans to build additional banking centers in the greater Houston area and look forward to expanding our commercial banking relationships,” said Bryan.

Trustmark Corporation
April 13, 2006
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Under the terms of the definitive agreement, the transaction is valued at approximately $210 million based upon a price of $31.50 per share of Trustmark common stock. Republic shareholders have the right to elect to receive either cash, or Trustmark common stock, or a combination of cash and Trustmark common stock provided that 51% of the total consideration is paid in Trustmark stock. The consideration to be paid in Trustmark common stock is based upon a fixed exchange ratio. Elections will be subject to standard proration procedures. The transaction, which is expected to be completed during the third quarter of 2006, is subject to approval by Republic’s shareholders and regulatory authorities. The transaction is expected to be neutral to Trustmark’s 2007 earnings and accretive in 2008 and beyond.
Upon completion of the transaction, Republic’s wholly owned subsidiary, Republic National Bank, will be combined with Trustmark National Bank. Chip Bryan will become Chairman and Chief Executive Officer of Trustmark-Texas, as well as be named to Trustmark’s Executive Management Committee and become a member of the board of directors of Trustmark National Bank.
Hickson stated, “I am especially pleased that Chip Bryan will be joining our management team and directing Trustmark’s activities in Texas. To ensure a seamless transition, James M. Outlaw, Executive Vice President of Trustmark, will lead an integration team that will be comprised of representatives from both companies.”
Trustmark’s financial advisor for this transaction is Sandler O’Neill & Partners, L.P. with Brunini, Grantham, Grower & Hewes, PLLC serving as legal counsel. Republic’s financial advisor is Keefe, Bruyette & Woods with Bracewell & Giuliani LLP serving as legal counsel.

ADDITIONAL INFORMATION
Additional material information regarding this transaction is available in a presentation on the investor relations section of Trustmark’s website at www.trustmark.com. Trustmark and Republic executives will discuss this transaction with analysts via a teleconference and webcast on Monday, April 17 at 8:00 a.m. Central Time. Interested parties may listen to the teleconference by dialing 800-810-0924, passcode 6486645. The live audio webcast of the call will be accessible on Trustmark’s website. An audio replay of the conference call will be available through April 23, 2006 by dialing 888-203-1112, passcode 6486645. An audio archive of the call will also be available for replay on Trustmark’s website.
Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

Trustmark Corporation
April 13, 2006
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Trustmark will file a Registration Statement on Form S-4 that will include a proxy statement of Republic and a prospectus of Trustmark and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Trustmark and Republic, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Joseph Rein, Trustmark Corporation, 248 East Capitol Street, Suite 310, Jackson, Mississippi 39201, telephone 601-208-6898 or R. John McWhorter, Republic Bancshares of Texas, Inc., 4200 Westheimer, Suite 101, Houston, Texas, 77027, telephone 281-315-1100.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.
These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of mergers, new products and lines of business and other risks described in Trustmark Corporation’s filings with the Securities and Exchange Commission.
Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark Corporation undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Corporation
April 13, 2006
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Trustmark Contacts
Investors:	Zach Wasson	Joseph Rein
	Executive Vice President and CFO	First Vice President
	601-208-6816	601-208-6898

Media:	Gray Wiggers
Senior Vice President
601-208-5942